Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585

DaVita Inc. 2nd Quarter 2017 Results

Denver, Colorado, August 1, 2017 - DaVita Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2017.

•	Net income attributable to DaVita Inc. for the quarter ended June 30, 2017 was $127 million, or $0.65 per share, and for the six months ended June 30, 2017 was $575 million, or $2.95 per share.

•
Adjusted net income attributable to DaVita Inc. for the quarter ended June 30, 2017 was $179 million, or $0.92 per share, and for the six months ended June 30, 2017 was $332 million, or $1.71 per share.

•
Adjusted net income attributable to DaVita Inc., further adjusted to exclude amortization for the quarter ended June 30, 2017, was $208 million, or $1.07 per share, and for the six months ended June 30, 2017, was $390 million, or $2.00 per share.

•	Net income attributable to DaVita Inc. for the quarter ended June 30, 2016 was $53 million, or $0.26 per share, and for the six months ended June 30, 2016 was $151 million, or $0.73 per share.

•
Adjusted net income attributable to DaVita Inc. for the quarter ended June 30, 2016 was $210 million, or $1.01 per share, and for the six months ended June 30, 2016 was $400 million, or $1.93 per share.

•
Adjusted net income attributable to DaVita Inc., further adjusted to exclude amortization for the quarter ended June 30, 2016 was $238 million, or $1.14 per share, and for the six months ended June 30, 2016 was $452 million, or $2.17 per share.

For the definitions of non-GAAP financial measures such as adjusted net income attributable to DaVita Inc. and adjusted net income attributable to DaVita Inc., as further adjusted to exclude amortization, see the note titled “Note on Non-GAAP Financial Measures” below.
Financial and operating highlights include:
Cash flow: For the rolling twelve months ended June 30, 2017, operating cash flow was $2.029 billion and free cash flow was $1.467 billion. For the three months ended June 30, 2017, operating cash flow was $146 million and free cash flow was $18 million.
Operating income and adjusted operating income: Operating income for the three months ended June 30, 2017 was $378 million, and adjusted operating income for the same period was $436 million. Operating income for the six months ended June 30, 2017 was $1.267 billion, and adjusted operating income for the same period was $828 million.
Operating income for the three months ended June 30, 2016 was $329 million, and adjusted operating income for the same period was $475 million. Operating income for the six months ended June 30, 2016 was $694 million, and adjusted operating income for the same period was $933 million.
Volume: Total U.S. dialysis treatments for the second quarter of 2017 were 7,035,894, or 90,204 treatments per day, representing a per day increase of 4.3% over the second quarter of 2016. Normalized non-acquired treatment growth in the second quarter of 2017 as compared to the second quarter of 2016 was 3.6%.

The number of member months for which DMG provided care during the second quarter of 2017 was approximately 2.2 million, of which approximately 0.9 million, 1.0 million and 0.3 million related to senior, commercial and Medicaid members, respectively.
Goodwill impairment charges: During the quarter ended June 30, 2017, we recognized goodwill impairment charges of $51 million in our DMG reporting units as a result of a reduction in expected future government reimbursement rates (including the effect of Medicare Advantage final benchmark payment rates for 2018 announced on April 3, 2017) and our expected ability to mitigate them, as well as increasing medical costs.
We also recognized an additional goodwill impairment charge of $10 million related to our vascular access reporting unit, of which $3 million was attributed to noncontrolling interests, as a result of continuing adjustments to its business model in light of recent Medicare reimbursement changes.
Effective tax rate: Our effective tax rate was 41.4% and 37.8% for the three and six months ended June 30, 2017, respectively. The effective tax rate attributable to DaVita Inc. was 47.2% and 41.1% for the three and six months ended June 30, 2017, respectively.
Our effective tax rate for the three and six months ended June 30, 2017 was impacted by the non-deductible goodwill impairment charges in our DMG reporting units, non-deductible estimated accruals for legal matters and the amount of third-party owners’ income attributable to non-tax paying entities. The effective tax rate for the six months ended June 30, 2017 was also impacted by an adjustment to true-up the gain on the formation of the Asia Pacific joint venture (APAC JV).
The adjusted effective tax rate attributable to DaVita Inc. for the three and six months ended June 30, 2017, excluding these items was 39.5% and 39.7%, respectively.
Center activity: As of June 30, 2017, we provided dialysis services to a total of approximately 214,700 patients at 2,662 outpatient dialysis centers, of which 2,445 centers were located in the United States and 217 centers were located in 11 countries outside of the United States. During the second quarter of 2017, we acquired 44 dialysis centers, including the dialysis centers acquired from Renal Ventures, opened a total of 27 new dialysis centers, closed two centers and divested six centers in the United States. We also opened four new dialysis centers and acquired 52 dialysis centers outside of the United States.
Share repurchases: During the quarter ended June 30, 2017, we repurchased a total of 3,574,573 shares of our common stock for $232 million, or an average price of $64.81 per share. We have not repurchased any shares of our common stock subsequent to June 30, 2017. As a result of these transactions we have a total of approximately $445 million in outstanding Board repurchase authorizations.
Note on Non-GAAP Financial Measures
As used in this press release the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to the most comparable GAAP measure in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, gains (losses) on ownership changes, and gains and charges associated with settlements; (ii) the term “adjusted net income excluding amortization” represents the Company’s net income excluding certain items as well as amortization of intangibles associated with acquisitions; and (iii) the term “adjusted effective income tax rate attributable to DaVita Inc.” represents the Company’s effective tax rate excluding certain non-GAAP items and noncontrolling owners’ income that primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. Non-GAAP or “adjusted” measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management uses these non-GAAP measures to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business.
The Company’s adjusted net income attributable to DaVita Inc., adjusted diluted net income per share, adjusted net income attributable to DaVita Inc. excluding amortization, adjusted diluted net income per share excluding amortization, adjusted operating income, adjusted effective income tax rate attributable to DaVita Inc., and free cash flow discussed in this press release are reconciled to their most comparable GAAP measures at Notes 2, 3, 4, and 5.

Outlook
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for consolidated operating income, Kidney Care operating income, DMG operating income or effective tax rate attributable to DaVita Inc. on a GAAP basis nor a reconciliation of those forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including the gain related to the VA settlement, goodwill and asset impairment charges, an adjustment to the accrual for legal matters, the gain on the APAC JV ownership changes and currency fluctuations.

•	We are updating our adjusted consolidated operating income guidance for 2017 to be in the range of $1.675 billion to $1.775 billion.
Our previous adjusted consolidated operating income guidance for 2017 was in the range of $1.635 billion to $1.775 billion.

•	We are updating our adjusted operating income guidance for Kidney Care for 2017 to be in the range of $1.565 billion to $1.625 billion.
Our previous adjusted operating income guidance for Kidney Care for 2017 was in the range of $1.525 billion to $1.625 billion.

•
We still expect our adjusted operating income guidance for DMG for 2017 to be in the range of $110 million to $150 million, and we still expect it is more likely than not to be in the lower half of the range.

•
We still expect our consolidated operating cash flow guidance for 2017 to be in the range of $1.750 billion to $1.950 billion, which includes the net benefit of the settlement with the U.S. Department of Veterans Affairs (VA) in the first quarter of 2017.

•	We are updating our 2017 guidance for adjusted effective tax rate attributable to DaVita Inc. to be approximately 39.0% to 40.0%.
Our previous 2017 adjusted effective tax rate attributable to DaVita Inc. guidance was 39.5% to 40.5%.
We will be holding a conference call to discuss our results for the second quarter ended June 30, 2017 on August 1, 2017 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9087 from outside the U.S. A replay of the conference call will be available on our website at investors.davita.com, for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based on information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2017 adjusted consolidated operating income, our 2017 Kidney Care adjusted operating income, DMG’s 2017 adjusted operating income, our 2017 consolidated operating cash flows and our 2017 adjusted effective tax rate attributable to DaVita Inc. and uncertainties associated with the other risk factors set forth in our most recent quarterly report on Form 10-Q for the quarter ended March 31, 2017, and the other risks discussed in our subsequent periodic and current reports filed with the SEC from time to time.
Our actual results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients;

•
the extent to which the ongoing implementation of healthcare exchanges or changes in or new legislation, regulations or guidance, or enforcement thereof, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation or regulation, including healthcare-related and labor-related legislation or regulation, that could have a material adverse effect on our operations and profitability;

•
the impact of the 2016 Congressional and Presidential elections and subsequent developments in 2017 on the current health care marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing;

•
legal compliance risks, including our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other current or potential settlement terms, and the financial impact thereof and our ability to recover any losses related to such legal matters from third parties;

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us;

•	our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including DMG, or to successfully expand our operations and services to markets outside the United States, or to businesses outside of dialysis and DMG’s business;

•	noncompliance by us or our business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•	the variability of our cash flows;

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill or other intangible assets;

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business;

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation;

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability;

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability;

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of DMG could have an adverse effect on DMG’s business; and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data.)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Patient service revenues	$2,682,467	$2,583,514	$5,283,845	$5,065,448
Less: Provision for uncollectible accounts	(115,485)	(111,428)	(228,468)	(220,633)
Net patient service revenues	2,566,982	2,472,086	5,055,377	4,844,815
Capitated revenues	1,022,078	899,985	1,940,114	1,787,993
Other revenues	288,417	345,580	579,269	665,979
Total net revenues	3,877,477	3,717,651	7,574,760	7,298,787
Operating expenses and charges:
Patient care costs and other costs	2,859,911	2,671,025	5,582,731	5,253,358
General and administrative	382,315	386,895	774,095	773,324
Depreciation and amortization	200,038	180,381	390,244	349,736
Provision for uncollectible accounts	(606)	3,566	1,304	6,083
Equity investment (income) loss	(3,614)	505	(7,549)	(882)
Goodwill and asset impairment charges	61,117	176,000	100,483	253,000
Gain on changes in ownership interests, net	—	(29,791)	(6,273)	(29,791)
Gain on settlement, net	—	—	(526,827)	—
Total operating expenses and charges	3,499,161	3,388,581	6,308,208	6,604,828
Operating income	378,316	329,070	1,266,552	693,959
Debt expense	(107,962)	(102,894)	(212,391)	(205,778)
Other income, net	5,253	3,215	9,496	6,191
Income before income taxes	275,607	229,391	1,063,657	494,372
Income tax expense	113,982	134,888	401,747	261,710
Net income	161,625	94,503	661,910	232,662
Less: Net income attributable to noncontrolling interests	(34,624)	(41,121)	(87,212)	(81,846)
Net income attributable to DaVita Inc.	$127,001	$53,382	$574,698	$150,816
Earnings per share:
Basic net income per share attributable to DaVita Inc.	$0.66	$0.26	$3.00	$0.74
Diluted net income per share attributable to DaVita Inc.	$0.65	$0.26	$2.95	$0.73
Weighted average shares for earnings per share:
Basic	191,088,216	204,497,970	191,728,913	204,432,315
Diluted	193,987,983	208,047,172	194,630,936	207,987,530

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income	161,625	94,503	661,910	232,662
Other comprehensive income (loss), net of tax:
Unrealized losses on interest rate cap and swap agreements:
Unrealized losses on interest rate cap and swap agreements	(1,815)	(2,616)	(5,002)	(8,085)
Reclassifications of net rate cap and swap agreements realized losses into net income	1,265	448	2,529	913
Unrealized gains on investments:
Unrealized gains on investments	1,057	638	2,614	867
Reclassification of net investment realized gains into net income	(71)	—	(211)	(93)
Unrealized gains on foreign currency translation:
Foreign currency translation adjustments	49,142	(4,844)	62,403	6,337
Other comprehensive income (loss)	49,578	(6,374)	62,333	(61)
Total comprehensive income	211,203	88,129	724,243	232,601
Less: Comprehensive income attributable to noncontrolling interests	(34,624)	(41,270)	(87,210)	(81,995)
Comprehensive income attributable to DaVita Inc.	$176,579	$46,859	$637,033	$150,606

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$661,910	$232,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	390,244	349,736
Goodwill and asset impairment charges	100,483	253,000
Stock-based compensation expense	17,504	23,717
Deferred income taxes	40,938	19,952
Equity investment income, net	9,367	14,275
Gain on sales of business interests, net	(6,273)	(29,791)
Other non-cash charges	28,615	23,120
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(113,208)	(104,005)
Inventories	(31,067)	(9,213)
Other receivables and other current assets	(112,469)	(107,610)
Other long-term assets	(12,124)	(431)
Accounts payable	(55,897)	22,809
Accrued compensation and benefits	(63,727)	41,098
Other current liabilities	13,991	112,825
Income taxes	123,637	135,026
Other long-term liabilities	19,520	(31,531)
Net cash provided by operating activities	1,011,444	945,639
Cash flows from investing activities:
Additions of property and equipment	(398,940)	(358,627)
Acquisitions	(619,839)	(473,314)
Proceeds from asset and business sales	70,236	17,393
Purchase of investments available for sale	(6,812)	(7,873)
Purchase of investments held-to-maturity	(220,632)	(518,965)
Proceeds from sale of investments available for sale	5,049	5,337
Proceeds from investments held-to-maturity	320,484	545,685
Purchase of equity investments	(1,194)	(8,785)
Proceeds from sale of equity investments	—	40,920
Net cash used in investing activities	(851,648)	(758,229)
Cash flows from financing activities:
Borrowings	25,529,555	26,134,952
Payments on long-term debt and other financing costs	(25,593,587)	(26,196,373)
Purchase of treasury stock	(231,674)	(274,926)
Distributions to noncontrolling interests	(116,075)	(94,153)
Stock award exercises and other share issuances, net	8,163	9,465
Contributions from noncontrolling interests	39,872	13,117
Purchase of noncontrolling interests	(1,432)	(6,240)
Other	—	10,604
Net cash used in financing activities	(365,178)	(403,554)
Effect of exchange rate changes on cash and cash equivalents	4,192	444
Net decrease in cash and cash equivalents	(201,190)	(215,700)
Cash and cash equivalents at beginning of the year	913,187	1,499,116
Cash and cash equivalents at end of the period	$711,997	$1,283,416

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except per share data)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$711,997	$913,187
Short-term investments	211,436	310,198
Accounts receivable, less allowance of $240,918 and $252,056	2,053,812	1,917,302
Inventories	199,304	164,858
Other receivables	644,755	453,483
Prepaid and other current assets	202,464	210,604
Income taxes receivable	—	10,596
Total current assets	4,023,768	3,980,228
Property and equipment, net of accumulated depreciation of $3,130,797 and $2,832,160	3,248,030	3,175,367
Intangible assets, net of accumulated amortization of $1,035,664 and $940,731	1,462,894	1,527,767
Equity method and other investments	542,468	502,389
Long-term investments	114,693	103,679
Other long-term assets	60,140	44,510
Goodwill	9,889,791	9,407,317
	$19,341,784	$18,741,257
LIABILITIES AND EQUITY
Accounts payable	$439,741	$522,415
Other liabilities	885,274	856,847
Accrued compensation and benefits	760,284	815,761
Medical payables	390,387	336,381
Current portion of long-term debt	182,323	165,041
Income tax payable	115,316	—
Total current liabilities	2,773,325	2,696,445
Long-term debt	8,910,814	8,947,327
Other long-term liabilities	520,886	465,358
Deferred income taxes	855,159	809,128
Total liabilities	13,060,184	12,918,258
Commitments and contingencies:
Noncontrolling interests subject to put provisions	1,009,704	973,258
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 194,774,810 and 194,554,491 shares issued and 191,200,237 and 194,554,491 shares outstanding, respectively)	195	195
Additional paid-in capital	1,058,090	1,027,182
Retained earnings	4,285,011	3,710,313
Treasury stock (3,574,573 shares at June 30, 2017)	(231,674)	—
Accumulated other comprehensive loss	(27,308)	(89,643)
Total DaVita Inc. shareholders’ equity	5,084,314	4,648,047
Noncontrolling interests not subject to put provisions	187,582	201,694
Total equity	5,271,896	4,849,741
	$19,341,784	$18,741,257

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
1. Consolidated Financial Results:
Consolidated net revenues	$3,877	$3,697	$3,718	$7,575
Operating income	$378	$888	$329	$1,267
Adjusted operating income excluding certain items(1)	$436	$392	$475	$828
Operating income margin	9.7%	24.0%	8.8%	16.7%
Adjusted operating income margin excluding certain items(1) (5)	11.2%	10.6%	12.8%	10.9%
Net income attributable to DaVita Inc.	$127	$448	$53	$575
Adjusted net income attributable to DaVita Inc. excluding certain items(1)	$179	$154	$210	$332
Diluted net income per share attributable to DaVita Inc.	$0.65	$2.29	$0.26	$2.95
Adjusted diluted net income per share attributable to DaVita Inc. excluding certain items (1)	$0.92	$0.79	$1.01	$1.71

2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	9.9%	10.6%	10.4%	10.2%
Consolidated effective tax rate	41.4%	36.5%	58.8%	37.8%
Consolidated effective tax rate attributable to DaVita Inc.(1)	47.2%	39.1%	71.6%	41.1%
Adjusted consolidated effective tax rate attributable to DaVita Inc.(1)	39.5%	40.0%	37.2%	39.7%

3. Summary of Division Financial Results:
Net revenues
Kidney Care:
U.S. dialysis and related lab services	$2,325	$2,271	$2,264	$4,596
Other—Ancillary services and strategic initiatives
U.S. ancillary services and strategic initiatives	314	315	372	630
International	79	63	51	142
	394	378	423	772
Eliminations within Kidney Care	(19)	(18)	(12)	(38)
Total Kidney Care	2,699	2,631	2,675	5,331
DMG	1,196	1,087	1,060	2,283
Eliminations between Kidney Care and DMG	(18)	(21)	(17)	(39)
Total net consolidated revenues	$3,877	$3,697	$3,718	$7,575
Operating income (loss)
Kidney Care:
U.S. dialysis and related lab services	$450	$945	$449	$1,395
Other—Ancillary services and strategic initiatives
U.S. ancillary services and strategic initiatives	(36)	(53)	—	(89)
International	(13)	(5)	(13)	(18)
	(48)	(58)	(13)	(106)
Corporate administrative support	(11)	(11)	(5)	(22)
Total Kidney Care	391	876	431	1,267
DMG	(13)	12	(102)	(1)
Total consolidated operating income	$378	$888	$329	$1,267

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,430	$2,373	$2,367	$4,802
Provision for uncollectible accounts	(109)	(107)	(107)	(216)
Net patient service operating revenues	2,320	2,266	2,260	4,586
Other revenues	5	5	4	10
Total net operating revenues	2,325	2,271	2,264	4,596
Operating expenses:
Patient care costs	1,561	1,548	1,515	3,109
General and administrative	189	188	185	377
Depreciation and amortization	130	125	119	255
Equity investment income	(5)	(8)	(4)	(13)
Gain on settlement, net	—	(527)	—	(527)
Total operating expenses	1,875	1,326	1,815	3,201
Segment operating income	$450	$945	$449	$1,395
Reconciliation for non-GAAP measure:
Gain on settlement, net	—	(527)	—	(527)
Equity investment income related to gain on settlement	—	(3)	—	(3)
Adjusted segment operating income(1)	$450	$415	$449	$865

DMG
Revenue:
DMG capitated revenues	$987	$890	$874	$1,877
Patient services revenues	195	185	174	380
Provision for uncollectible accounts	(6)	(6)	(4)	(12)
Net patient service operating revenues	190	179	169	369
Other revenues	19	18	17	37
Total net operating revenues	1,196	1,087	1,060	2,283
Operating expenses:
Patient care costs	983	892	840	1,875
General and administrative	120	129	118	248
Depreciation and amortization	60	57	54	117
Goodwill and asset impairment charges	51	—	176	51
Gain on sales of business interests, net	—	—	(30)	—
Equity investment (income) loss	(4)	(3)	4	(8)
Total operating expenses	1,209	1,075	1,162	2,284
Segment operating (loss) income	$(13)	$12	$(102)	$(1)
Reconciliation for non-GAAP measure:
Goodwill impairment charge	51	—	176	51
Accruals for legal matters	(4)	—	—	(4)
Gain on sale of Tandigm ownership interests	—	—	(40)	—
Loss on sale of DMG Arizona	—	—	10	—
Adjusted segment operating income(1)	$34	$12	$44	$46

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	7,035,894	6,804,384	6,745,610	13,840,278
Number of treatment days	78.0	77.0	78.0	155.0
Treatments per day	90,204	88,369	86,482	89,292
Per day year over year increase	4.3%	3.7%	4.4%	4.0%
Normalized non-acquired treatment growth year over year	3.6%	3.8%	4.3%	3.7%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$345.32	$348.70	$350.90	$346.98
Per treatment (decrease) increase from previous quarter	(1.0)%	(1.0)%	0.1%
Per treatment (decrease) increase from previous year	(1.6)%	(0.5)%	0.7%	(1.1)%
Percent of consolidated net revenues	59.3%	60.8%	60.5%	60.0%
Expenses
Patient care costs
Percent of total segment operating net revenues	67.1%	68.1%	66.9%	67.6%
Per treatment	$221.82	$227.47	$224.75	$224.60
Per treatment (decrease) increase from previous quarter	(2.5)%	(0.1)%	(0.2)%
Per treatment (decrease) increase from previous year	(1.3)%	1.0%	1.2%	(0.2)%
General and administrative expenses
Percent of total segment operating net revenues	8.1%	8.3%	8.2%	8.2%
Per treatment	$26.85	$27.65	$27.37	$27.24
Per treatment (decrease) increase from previous quarter	(2.9)%	(4.1)%	1.5%
Per treatment (decrease) increase from previous year	(1.9)%	2.5%	1.4%	0.3%
Accounts receivable
Net receivables	$1,420	$1,335	$1,273
DSO	56	54	52
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.5%	4.5%

6. DMG Business Metrics:
Capitated membership
Total members	726,000	735,400	761,400
Total member months
Senior	918,200	920,200	957,400	1,838,500
Commercial	983,000	995,900	1,037,500	1,978,900
Medicaid	291,200	305,200	333,000	596,300
Total member months	2,192,400	2,221,300	2,327,900	4,413,700
Capitated revenues by sources
Senior revenues	$753	$660	$638	$1,413
Commercial revenues	194	188	189	381
Medicaid revenues	41	42	47	83
Total capitated revenues	$987	$890	$874	$1,877

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
6. DMG Business Metrics: (continued)
Other
Total care dollars under management(1)	$1,355	$1,354	$1,348	$2,709
Ratio of operating (loss) income to total care dollars under management(1)	(1.0)%	0.9%	(7.6)%	—%
Ratio of adjusted operating income to total care dollars under management(1)(6)	2.5%	0.9%	3.3%	1.7%

7. Cash Flow:
Operating cash flow	$146.3	$865.2	$516.6	$1,011.4
Operating cash flow, last twelve months	$2,029.2	$2,399.6	$2,061.3
Free cash flow(1)	$17.9	$733.7	$391.3	$751.7
Free cash flow, last twelve months(1)	$1,467.3	$1,840.7	$1,509.4
Capital expenditures:
Routine maintenance/IT/other	$55.6	$88.1	$81.5	$143.7
Development and relocations	$128.8	$126.4	$103.9	$255.3
Acquisition expenditures	$542.6	$77.2	$68.2	$619.8

8. Debt and Capital Structure:
Total debt(3)	$9,165	$9,165	$9,189
Net debt, net of cash and cash equivalents(3)	$8,453	$7,693	$7,906
Leverage ratio (see calculation on page 15)	3.38x	3.03x	2.93x
Overall weighted average effective interest rate during the quarter	4.69%	4.55%	4.42%
Overall weighted average effective interest rate at end of the quarter	4.76%	4.64%	4.43%
Weighted average effective interest rate on the senior secured credit facilities at end of the quarter	4.20%	3.95%	3.52%
Fixed and economically fixed interest rates as a percentage of our total debt	53%	53%	60%(4)
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	91%	91%	90%(4)
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)
Consolidated percentages of revenues are comprised of the dialysis and related lab services business, DMG’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation, as well as estimated accruals for certain legal matters for the three and six months ended June 30, 2017.

(3)
The reported balance sheet amounts at June 30, 2017, March 31, 2017, and June 30, 2016, exclude $71.9 million, $75.9 million and $87.9 million, respectively, of a debt discount associated with our Term Loan A, Term Loan B and senior notes, and other deferred financing costs.

(4)
The Term Loan B is subject to a LIBOR floor of 0.75%. At June 30, 2017 and March 31, 2017, the actual LIBOR-based variable component of our interest rate exceeded 0.75% on the Term Loan B, and was subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 3.50% on the outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. Actual LIBOR, for the three months ended June 30, 2016 was lower than the embedded LIBOR floor during such period and the interest rate on the Term Loan B was set at its floor during such period. The Term Loan A bears interest at LIBOR plus an interest margin of 2.00%. We are limited to a maximum rate of

3.50% on $105.0 million of the Term Loan A as a result of interest rate cap agreements. In addition, the uncapped portion of the Term Loan A, which is subject to the variability of LIBOR, is $720.0 million.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated net revenues.

(6)	Ratio of adjusted operating income to total care dollars under management is a calculation of adjusted operating income divided by total care dollars under management.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended June 30, 2017
Net income attributable to DaVita Inc.	$1,303,758
Income taxes	595,850
Interest expense	386,841
Depreciation and amortization	760,760
Goodwill and other asset impairment charges	143,891
Noncontrolling interests and equity investment income, net	172,836
Stock-settled stock-based compensation	32,243
Gain on changes in ownership interest, net	(380,647)
Gain on settlement, net	(529,504)
Other	19,966
“Consolidated EBITDA”	$2,505,994

June 30, 2017
Total debt, excluding debt discount and other deferred financing costs of $71.9 million	$9,165,014
Letters of credit issued	95,909
$9,260,923
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(801,611)
Consolidated net debt	$8,459,312
Last twelve months “Consolidated EBITDA”	$2,505,994
Leverage ratio	3.38x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of June 30, 2017. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands except for per share data)

Note 2:    Adjusted net income and adjusted diluted net income per share attributable to DaVita Inc.

We believe that adjusted net income and adjusted diluted net income per share attributable to DaVita Inc., excluding goodwill and other asset impairment charges, a net settlement gain, a gain on the APAC JV ownership changes, estimated accruals for certain legal matters, a gain on the partial sale of Tandigm, and a loss on the sale of DMG Arizona, enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. for these periods by providing a measure that is meaningful because it excludes certain items which we do not believe are indicative of our ordinary results, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc.

	Three months ended			Six months ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income attributable to DaVita Inc.	$127,001	$447,697	$53,382	$574,698	$150,816
Goodwill impairment charges	61,117	24,198	176,000	85,315	253,000
Impairment of assets	—	15,168	—	15,168	—
Gain on settlement, net	—	(526,827)	—	(526,827)	—
Equity investment income related to gain on settlement	—	(2,677)	—	(2,677)	—
Gain on APAC JV ownership changes	—	(6,273)	—	(6,273)	—
Accruals for legal matters	(3,600)	—	—	(3,600)	16,000
Gain on sale of Tandigm ownership interests	—	—	(40,280)	—	(40,280)
Loss on sale of DMG Arizona	—	—	10,489	—	10,489
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	(2,985)	(6,880)	—	(9,865)	—
Gain on settlement, net	—	24,029	—	24,029	—
Related income tax	(2,850)	185,162	10,414	182,312	10,414
Adjusted net income attributable to DaVita Inc.	$178,683	$153,597	$210,005	$332,280	$400,439
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - (continued)
(unaudited)
(dollars in thousands except for per share data)

	Three months ended			Six months ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Diluted net income per share attributable to DaVita Inc.	$0.65	$2.29	$0.26	$2.95	$0.73
Goodwill impairment charges	0.32	0.12	0.84	0.44	1.21
Impairment of assets	—	0.08	—	0.08	—
Gain on settlement, net	—	(2.70)	—	(2.70)	—
Equity investment income related to gain on settlement	—	(0.01)	—	(0.01)	—
Gain on APAC JV ownership changes	—	(0.03)	—	(0.03)	—
Accruals for legal matters	(0.02)	—	—	(0.02)	0.08
Gain on sale of Tandigm ownership interests	—	—	(0.19)	—	(0.19)
Loss on sale of DMG Arizona	—	—	0.05	—	0.05
Noncontrolling interests associated with adjustments					—
Goodwill impairment charges	(0.02)	(0.03)	—	(0.05)	—
Gain on settlement, net	—	0.12	—	0.12	—
Related income tax	(0.01)	0.95	0.05	0.94	0.05
Adjusted diluted net income per share attributable to DaVita Inc.	$0.92	$0.79	$1.01	$1.71	$1.93
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - (continued)
(unaudited)
(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita Inc., net of tax, and from our adjusted diluted net income per share attributable to DaVita Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions, and accordingly is indicative of consistent adjusted net income excluding amortization of acquired intangibles, attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc.

	Three months ended			Six months ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Adjusted net income per share attributable to DaVita Inc.	$178,683	$153,597	$210,005	$332,280	$400,439
Add: Amortization of intangible assets associated with acquisitions for:
Dialysis and ancillary operations	3,818	3,725	3,674	7,543	7,483
DMG operations	44,274	43,955	40,296	88,229	76,374
Less: Related income tax	(18,996)	(19,072)	(16,269)	(38,068)	(32,224)
	$207,779	$182,205	$237,706	$389,984	$452,072

Adjusted diluted net income per share attributable to DaVita Inc.	$0.92	$0.79	$1.01	$1.71	$1.93
Add: Amortization of intangible assets per share associated with acquisitions for:
Dialysis and ancillary operations	0.02	0.02	0.02	0.04	0.04
DMG operations	0.23	0.22	0.19	0.45	0.36
Tax effect of adjustments	(0.10)	(0.10)	(0.08)	(0.20)	(0.16)
Adjusted net income per share attributable to DaVita Inc.	$1.07	$0.93	$1.14	$2.00	$2.17
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 3:    Adjusted operating income.

Adjusted operating income is defined as operating income before certain items we do not believe are indicative of ordinary results, including goodwill and other asset impairment charges, a net settlement gain, a gain on the APAC JV ownership changes, estimated accruals for certain legal matters, a gain on the partial sale of Tandigm, and a loss on the sale of DMG Arizona.

We use adjusted operating income as a measure to assess operating and financial performance. We believe that this measure enhances a user’s understanding of the normal operating income and of our consolidated enterprise and of our individual reportable segments.

Adjusted operating income is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of adjusted operating income is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted operating income may not be indicative of historical operating results, and we do not intend these calculations to be predictive of future results of operations or cash flows.

	Three months ended			Six months ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Consolidated:
Operating income	$378,316	$888,236	$329,070	$1,266,552	$693,959
Goodwill impairment charges	61,117	24,198	176,000	85,315	253,000
Impairment of assets	—	15,168	—	15,168	—
Gain on settlement, net	—	(526,827)	—	(526,827)	—
Equity investment income related to gain on settlement	—	(2,677)	—	(2,677)	—
Gain on APAC JV ownership changes	—	(6,273)	—	(6,273)	—
Accruals for legal matters	(3,600)	—	—	(3,600)	16,000
Gain on sale of Tandigm ownership interests	—	—	(40,280)	—	(40,280)
Loss on sale of DMG Arizona	—	—	10,489	—	10,489
Adjusted operating income	$435,833	$391,825	$475,279	$827,658	$933,168
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

	Three months ended			Six months ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Kidney Care:
U.S. dialysis and related lab services:
Segment operating income	$450,472	$944,740	$449,190	$1,395,212	$889,245
Gain on settlement, net	—	(526,827)	—	(526,827)	—
Equity investment income related to gain on settlement	—	(2,677)	—	(2,677)	—
Adjusted operating income	450,472	415,236	449,190	865,708	889,245
Other - Ancillary services and strategic initiatives:
U.S. ancillary services and strategic initiatives
Segment operating (loss) income	(35,545)	(53,027)	265	(88,572)	(1,089)
Goodwill impairment charges	10,498	24,198	—	34,696	—
Impairment of assets	—	15,168	—	15,168	—
Adjusted operating (loss) income	(25,047)	(13,661)	265	(38,708)	(1,089)
International dialysis
Segment operating loss	(12,700)	(5,193)	(12,909)	(17,893)	(22,656)
Gain on APAC JV ownership changes	—	(6,273)	—	(6,273)	—
Adjusted operating loss	(12,700)	(11,466)	(12,909)	(24,166)	(22,656)
Adjusted operating loss	(37,747)	(25,127)	(12,644)	(62,874)	(23,745)
Corporate administrative support:
Segment operating loss	(11,031)	(10,592)	(5,417)	(21,623)	(12,337)
Kidney Care adjusted operating income	401,694	379,517	431,129	781,211	853,163
DMG:
Segment operating (loss) income	(12,880)	12,308	(102,059)	(572)	(159,204)
Goodwill impairment charge	50,619	—	176,000	50,619	253,000
Accruals for legal matters	(3,600)	—	—	(3,600)	16,000
Gain on sale of Tandigm ownership interests	—	—	(40,280)	—	(40,280)
Loss on sale of DMG Arizona	—	—	10,489	—	10,489
DMG adjusted operating income	34,139	12,308	44,150	46,447	80,005
Consolidated adjusted operating income	$435,833	$391,825	$475,279	$827,658	$933,168
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 4:    Effective income tax rates and adjusted effective income tax rates.

We believe that reporting the effective income tax rate attributable to DaVita Inc. as well as the adjusted effective income tax rate attributable to DaVita Inc., excluding goodwill and other asset impairment charges, a net settlement gain, a gain on the APAC JV ownership changes, estimated accruals for certain legal matters, a gain on the partial sale of Tandigm, and a loss on the sale of DMG Arizona, net of tax, enhances a user’s understanding of DaVita Inc.’s effective income tax rate and DaVita Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and certain non-deductible charges which we do not believe are indicative of our ordinary results, and, therefore, these adjusted measures are meaningful to a user to fully understand the related income tax effects on DaVita Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
Income before income taxes	$275,607	$788,050	$229,391	$1,063,657
Income tax expense	$113,982	$287,765	$134,888	$401,747
Effective income tax rate	41.4%	36.5%	58.8%	37.8%

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
Income before income taxes	$275,607	$788,050	$229,391	$1,063,657
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(34,906)	(52,653)	(41,289)	(87,559)
Income before income taxes attributable to DaVita Inc.	$240,701	$735,397	$188,102	$976,098

Income tax expense	$113,982	$287,765	$134,888	$401,747
Less: Income tax attributable to noncontrolling interests	(282)	(65)	(168)	(347)
Income tax expense attributable to DaVita Inc.	$113,700	$287,700	$134,720	$401,400

Effective income tax rate attributable to DaVita Inc.	47.2%	39.1%	71.6%	41.1%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Adjusted effective income tax rate as compared to the adjusted effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
Income before income taxes	$275,607	$788,050	$229,391	$1,063,657
Goodwill impairment charges	61,117	24,198	176,000	85,315
Impairment of assets	—	15,168	—	15,168
Gain on settlement, net	—	(526,827)	—	(526,827)
Equity investment income related to gain on settlement	—	(2,677)	—	(2,677)
Gain on APAC JV ownership changes	—	(6,273)	—	(6,273)
Accrual for legal matters	(3,600)	—	—	(3,600)
Gain on sale of Tandigm ownership interests	—	—	(40,280)	—
Loss on sale of DMG Arizona	—	—	10,489	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(34,906)	(52,653)	(41,289)	(87,559)
Noncontrolling interests associated with adjustments
Goodwill impairment charges	(2,985)	(6,880)	—	(9,865)
Gain on settlement, net	—	24,029	—	24,029
Adjusted income before income taxes attributable to DaVita Inc.	$295,233	$256,135	$334,311	$551,368
Income tax expense	$113,982	$287,765	$134,888	$401,747
Add income tax related to:
Goodwill impairment charges	2,850	6,568	—	9,418
Impairment of assets	—	5,752	—	5,752
Loss on sale of DMG Arizona	—	—	4,490	—
Less income tax related to:
Gain on settlement, net	—	(197,482)	—	(197,482)
Gain on sale of Tandigm ownership interests	—	—	(14,904)	—
Noncontrolling interests	(282)	(65)	(168)	(347)
Adjusted income tax attributable to DaVita Inc.	$116,550	$102,538	$124,306	$219,088
Adjusted effective income tax rate attributable to DaVita Inc.	39.5%	40.0%	37.2%	39.7%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow.

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
Cash provided by operating activities	$146,270	$865,174	$516,637	$1,011,444
Less: Distributions to noncontrolling interests	(72,759)	(43,316)	(43,744)	(116,075)
Cash provided by operating activities attributable to DaVita Inc.	73,511	821,858	472,893	895,369
Less: Expenditures for routine maintenance and information technology	(55,577)	(88,112)	(81,546)	(143,689)
Free cash flow	$17,934	$733,746	$391,347	$751,680

	Rolling 12-Month Period
	June 30, 2017	March 31, 2017	June 30, 2016
Cash provided by operating activities	$2,029,249	$2,399,616	$2,061,308
Less: Distributions to noncontrolling interests	(214,323)	(185,308)	(189,748)
Cash provided by operating activities attributable to DaVita Inc.	1,814,926	2,214,308	1,871,560
Less: Expenditures for routine maintenance and information technology	(347,594)	(373,563)	(362,146)
Free cash flow	$1,467,332	$1,840,745	$1,509,414
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 6:    Total care dollars under management.

In California, as a result of our managed care administrative services agreements with hospitals and health plans, DMG does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where DMG does not assume the direct financial risk, DMG recognizes the surplus of institutional revenue less institutional expense as DMG net revenue recorded as capitated revenues. In addition to revenues recognized for financial reporting purposes, DMG measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where DMG manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. DMG uses total care dollars under management as a supplement to GAAP revenues as it allows DMG to measure profit margins on a comparable basis across both the global capitation model (where DMG assumes the full financial risk for all services, including institutional services) and the risk sharing models (where DMG operates under managed care administrative services agreements where DMG does not assume the full risk). DMG believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that DMG has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended			Six months ended June 30, 2017
	June 30, 2017	March 31, 2017	June 30, 2016
Medical revenues	$1,176,992	$1,068,703	$1,043,330	$2,245,695
Less: Risk share revenue, net	(36,117)	(8,652)	(50,369)	(44,769)
Add: Institutional capitation amounts	213,887	293,835	355,459	507,722
Total care dollars under management	$1,354,762	$1,353,886	$1,348,420	$2,708,648
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 7:    EBITDA and adjusted EBITDA.
EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, including goodwill and other asset impairment charges, a net settlement gain, a gain on the APAC JV ownership changes, and estimated accruals for certain legal matters, further adjusted to exclude depreciation and amortization.
We use EBITDA and adjusted EBITDA as measures to assess operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.
Neither EBITDA nor adjusted EBITDA is a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

EBITDA:

	Three months ended June 30, 2017			Six months ended June 30, 2017
	Consolidated	Kidney Care	DMG	Consolidated	Kidney Care	DMG
Net income attributable to DaVita Inc.	$127,001			$574,698
Noncontrolling interests	34,624			87,212
Income taxes	113,982			401,747
Other income	(5,253)			(9,496)
Debt expense	107,962			212,391
Operating income (loss)	378,316	391,196	(12,880)	1,266,552	1,267,124	(572)
Depreciation and amortization	200,038	140,026	60,011	390,244	272,910	117,334
EBITDA	$578,354	$531,222	$47,131	$1,656,796	$1,540,034	$116,762
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

Adjusted EBITDA:

	Three months ended June 30, 2017			Six months ended June 30, 2017
	Consolidated	Kidney Care	DMG	Consolidated	Kidney Care	DMG
Net income attributable to DaVita Inc.	$127,001			$574,698
Noncontrolling interests	34,624			87,212
Income taxes	113,982			401,747
Other income	(5,253)			(9,496)
Debt expense	107,962			212,391
Operating income (loss)	378,316	391,196	(12,880)	1,266,552	1,267,124	(572)
Goodwill impairment charges	61,117	10,498	50,619	85,315	34,696	50,619
Impairment of assets	—	—	—	15,168	15,168	—
Gain on settlement, net	—	—	—	(526,827)	(526,827)	—
Equity investment income related to gain on settlement	—	—	—	(2,677)	(2,677)	—
Gain on APAC JV ownership changes	—	—	—	(6,273)	(6,273)	—
Accruals for legal matters	(3,600)	—	(3,600)	(3,600)	—	(3,600)
Adjusted operating income	435,833	401,694	34,139	827,658	781,211	46,447
Depreciation and amortization	200,038	140,026	60,011	390,244	272,910	117,334
Adjusted EBITDA	$635,871	$541,720	$94,150	$1,217,902	$1,054,121	$163,781
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.